Exhibit 99.1

Trevena Announces Reverse Stock Split

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CHESTERBROOK, Pa., November 9, 2022 (GLOBE NEWSWIRE) -- Trevena, Inc. (Nasdaq: TRVN), a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system (CNS) disorders, today announced that it has filed a Certificate of Amendment to its Certificate of Incorporation (the “Amendment”) to effect a reverse stock split of its common stock at a ratio of 1-for-25. The reverse stock split will become effective at 5:01 p.m. ET on Wednesday, November 9, 2022. Trevena’s common stock will continue to be traded on the Nasdaq Capital Market under the symbol TRVN and will begin trading on a split-adjusted basis when the market opens on Thursday, November 10, 2022. The reverse stock split is intended to enable Trevena to regain compliance with the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market. The new CUSIP number for Trevena’s common stock following the reverse stock split will be 89532E 208.

At a special meeting of stockholders held on September 8, 2022, Trevena’s stockholders approved a reverse stock split of Trevena’s common stock at a ratio of not less than 1-for-2 and not more than 1-for-25, with such ratio to be determined by the Board of Directors. Additional information regarding the reverse stock split approved by stockholders can be found in Trevena’s definitive proxy statement that was filed with the Securities and Exchange Commission on August 12, 2022.

The Amendment provides that at the effective time of the reverse stock split, each 25 shares of the Company’s issued and outstanding common stock will be automatically combined into one validly issued, fully paid and non-assessable share of common stock, without effecting a change to the par value per share. The reverse stock split will affect all shares of the Company’s common stock outstanding immediately prior to the effective time of the reverse stock split, as well as the number of shares of common stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will effect a reduction in the number of shares of common stock issuable upon the exercise of stock options and warrants outstanding immediately prior to the effectiveness of the reverse stock split with a corresponding increase in exercise price per share.

No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive fractional shares as a result of the reverse stock split will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing trading price per share of the common stock (as adjusted for the reverse stock split) as reported on The Nasdaq Capital Market on November 9, 2022. Stockholders with shares in brokerage accounts should direct any questions concerning the reverse stock split to their broker; all other stockholders may direct questions to the Company's transfer agent, Continental Stock Transfer & Trust Company at (212) 509-4000.

About Trevena

Trevena, Inc. is a biopharmaceutical company focused on the development and commercialization of innovative medicines for patients with CNS disorders. The Company has one approved product in the United States, OLINVYK® (oliceridine) injection, indicated in adults for the management of acute pain severe enough to require an intravenous opioid analgesic and for whom alternative treatments are inadequate. The Company’s novel pipeline is based on Nobel Prize winning research and includes three differentiated investigational drug candidates: TRV045 for diabetic neuropathic pain and epilepsy, TRV250 for the acute treatment of migraine and TRV734 for maintenance treatment of opioid use disorder.

For more information, please visit www.Trevena.com

For more information, please contact:

Investor Contact:

Dan Ferry - Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

(617) 430-7576

PR & Media Contact:

Sasha Bennett
Associate Vice President
Clyde Group
Sasha.Bennett@clydegroup.com
(239) 248-3409

Company Contact:

Bob Yoder

SVP and Chief Business Officer

Trevena, Inc.

(610) 354-8840